                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           Energy West, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

                            ENERGY WEST, INCORPORATED

November 20, 2000

Dear Shareholders,

The Board of Directors joins me in extending to you a cordial invitation to attend the 2000 Annual Meeting of Shareholders of ENERGY WEST Incorporated (the Company). The meeting will be held on: Tuesday, December 12, 2000 at 11:00 A. M. Mountain Standard Time in the Missouri Room at the Civic Center, located at Park Drive and Central Avenue, Great Falls, Montana, for the following purposes:

1. To elect eight directors to hold office for a one year term and until their respective successors are elected and have qualified.

2.   To ratify the appointment of independent public accountants.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on November 15, 2000, are entitled to be present and vote at the meeting; we welcome all shareholders.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented. Please sign and date the enclosed proxy and return it promptly in the enclosed envelope (no postage required) to insure that your shares will be represented at the meeting. If you attend the meeting and wish to vote in person, you may, at that time, revoke your proxy and vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Larry D. Geske

Larry D. Geske
President and Chief Executive Officer

ENERGY WEST INCORPORATED
No. 1 First Avenue South,
P.O. Box 2229
Great Falls, Montana 59403-2229

GENERAL INFORMATION

The accompanying proxy is being solicited by the Board of Directors of ENERGY WEST Incorporated (the "Company"), a Montana corporation, for the Annual Meeting of Shareholders to be held on December 12, 2000 at 11:00 A. M. Mountain Standard Time, in the Missouri Room of the Civic Center, located at Park Drive and Central Avenue in Great Falls, Montana and any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and a copy of the Company's Annual Report to Shareholders for the year ended June 30, 2000 are being mailed on or about November 20, 2000 to all shareholders of record on November 15, 2000. A shareholder giving a proxy for use at the meeting may revoke such proxy prior to its exercise either by written notice, to be received by the Secretary of the Company no later than the close of business on December 11, 2000, or by appearing in person at the Annual Meeting and revoking his proxy. If no direction is given, the proxy will be voted for the three proposals set forth in the accompanying Notice of Meeting. A shareholder who has revoked his proxy may choose to vote his shares by executing another proxy or by voting in person at the Annual Meeting or may abstain from voting. A shareholder may, if he deems it advisable, strike the names of management's proxy holders on the accompanying proxy and insert names of his own choosing. Only shareholders of record at the close of business on November 15, 2000 may vote at the meeting or any adjournment thereof.

As of November 17, 2000, 2,495,818 shares of Common Stock of the Company were issued and outstanding, the only class of securities of the Company entitled to vote at the meeting. Each shareholder of record is entitled to one vote for each share registered in his or her name as of the record date, except that each shareholder is entitled to cumulate his votes in electing directors by multiplying the number of votes to which he may be entitled by the number of directors to be elected and casting all such votes for one candidate or distributing them among any two or more candidates. To vote cumulatively, the shareholder must write the words "cumulative for", followed by the number of shares to be voted and name of the nominee or nominees selected on the line provided under item No. 1 of the proxy. The eight nominees for director receiving the highest number of votes at the meeting will be elected. Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail but, in addition, officers and regular employees of the Company who will receive no extra compensation for their efforts may solicit proxies by telephone, telegraph, or personal calls. So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. For purposes of determining whether a proposal has received a majority vote, abstentions will not be included in the vote total, and, therefore, will have no effect on the outcome of the vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners of Common Stock who have not returned a proxy (so called "Broker Non Votes"), those shares will not be included in the vote totals, and, therefore, will have no effect on the outcome of the vote. Shares held by holders who are either present in person or represented by proxy who abstain or for whom the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters. The Board of Directors is comprised of between five and nine members. Eight directors are currently proposed for election, all of whom, with the exception of Mr. Geske are not employees of the Company. The business affairs of the Company are managed under the general direction of the Board, although it is not involved in day to day operations. The Directors met seven times since the last annual meeting held November 18, 1999. All of the eight incumbent members of the Board are standing for reelection.

ELECTION OF DIRECTORS

The following persons have been nominated to serve one year terms or until their successors are elected and have qualified:

    Andrew Davidson, Larry D. Geske, David A. Flitner, Thomas N. McGowen, Jr ,
    G. Montgomery Mitchell, George D. Ruff, Richard J. Schulte, Dean A. South.

Each of the nominees for director is a member of the present Board of Directors. It is intended that the proxies in the form enclosed will be voted for the election of the nominees named above by regular or cumulative voting, unless authority to do so is withheld as provided in the proxy. The persons named in the proxy have the right, under the conditions stated in "General Information," page 1, to cumulate their votes and distribute them among the nominees, at their discretion, unless otherwise specifically instructed.

If for any reason one or more of the nominees should be unable to serve or refuse to serve as director (an event which is not anticipated), the proxies will be voted for such substitute nominees as the proxy holders may determine. The eight nominees for director receiving the highest number of votes will be elected. The eight nominees are submitted for election at this time in accordance with a resolution adopted by the directors at the Board meeting on September 14, 2000. The Board of Directors recommends approval of each nominee.

INFORMATION ABOUT DIRECTORS AS OF SEPTEMBER 14, 2000 APPEARS BELOW:

Andrew Davidson (33) has been a Director of the Company since 1999. He is Vice President and Portfolio Manager for Davidson Investment Advisors (previously known as Financial Aims Company) and a Financial Consultant for D. A. Davidson & Company. He has served in both capacities since 1993. Mr. Davidson is the son of Ian Davidson, an 18 percent shareholder of the Company.

David A. Flitner (67) has been a Director of the Company since 1988. Mr. Flitner is owner of the Flitner Ranch and Hideout Adventures, Inc., a recreational enterprise.

Larry D. Geske (61) has been employed by the Company since 1975. He became President and Director of the Company in 1978, and in 1979, he was appointed to the position of Chief Executive Officer of the Company.

Thomas N. McGowen, Jr. (74) has been a Director of the Company since 1978. Mr. McGowen is a retired attorney and is past President and Chairman of the Board of Pabst Brewing Company. He is a Director of Federal Signal Corporation.

G. Montgomery Mitchell (72) has been a Director of the Company since 1984. Mr. Mitchell was Senior Vice President and Director of Stone and Webster Management Consultants, Inc. from August 1980 until his retirement in 1993. Mr. Mitchell is a Director of Energy South, Inc.

George D. Ruff (62) has been a member of the Board of Directors since November 1996. Mr. Ruff served as Vice-President of Montana Operations for U. S. West from June of 1983 until his retirement in 1997. He is a director of Wells Fargo Bank (formerly Norwest Bank), the Montana Taxpayers Association and the Montana Chamber Foundation Board.

Dean A. South (57) has been a Director of the Company since August of 1996. He currently ranches north of Helena, Montana. Mr. South retired as Vice President of Western Operation for Heritage Propane Corporation in 1991. He served as President and Chief Operating Officer of Louis Dreyfus Propane Corporation from 1986 until 1989 and President of Northern Energy Company from 1981 until they merged with Louis Dreyfus in 1986.

Richard J. Schulte (60) has been a Director of the Company since 1997. Mr. Schulte is a principal in Schulte Associates LLC, a consulting firm providing management services to energy related businesses. Mr. Schulte was formerly President of International Approval Services, Inc and Senior Vice President of Laboratories for the American Gas Association. He also serves as the Vice Chairman of the American Society for Testing and Materials (ASTM).

THE BOARD AND COMMITTEES OF THE BOARD

The Company has a Compensation Committee consisting of Messrs. McGowen, Flitner and Ruff. The Compensation Committee met four times during the year. It has the responsibility to make recommendations to the full board regarding base salaries of officers and certain pay for performance plans or other compensation matters. The Company also has an Audit Committee consisting, during the fiscal year, of Messrs. Mitchell, South, Schulte and Davidson. The Audit Committee met four times during the year and has responsibility for reviewing the annual audit and making recommendations to the full board regarding accounting matters that come to its attention. Executive officers of the Company are appointed by and serve at the discretion of the

Board of Directors. Directors of the Company are elected at the Annual Meeting of Shareholders and serve until their successors are duly elected and qualified. No director attended fewer than 75% of the board and committee meetings on which he served.



The Company paid its outside directors the following fees in the fiscal year:

     Annual Retainer                $4,000 per year;
     Board Meeting Fee              $1,250 per Meeting;
     Committee Meeting              $450 per Committee Meeting held on a
                                    different day as a full Board
                                    Meeting and $250 for each Committee Meeting held on the same day as a Board Meeting.

For Board or Committee meetings held by telephone conference, the rate is one half the regular rate indicated. Furthermore, each Director receives an annual award of Company Stock. The amount of stock purchased is determined by an amount equal to a percentage of Director's compensation equivalent to the percentage of compensation paid to the CEO under the management incentive plan. For example, if the CEO is paid an incentive under the management incentive plan of 30%, that same 30% would be applied to the total compensation paid to each director during the fiscal year to arrive at a dollar amount. Those incentive dollars would then be utilized to purchase ENERGY WEST stock on behalf of each director. No shares were issued to Directors as a result of the plan for the fiscal year ending June 30, 2000 since the CEO did not receive an incentive for that period under the management incentive plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table following sets forth certain information regarding the beneficial ownership of the Common Stock of the Company on or about September 30, 2000 (i) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director, and (iii) by all executive officers and directors as a group.

Name And Address (where applicable)     Number of shares of Stock        Percent of
Of Beneficial Owner                       Beneficially Owned              Ownership
 Ian Davidson
 #8 3rd St. N.
 Great Falls, Mt                                443,758                    18  %(a)

 Turkey Vulture Fund XIII, Ltd.,
 7001 Center St.
 Mentor Ohio                                    154,000                     6.2%

 Cedar Grove Cemetery Association
 P.O. Box 228,
 Flushing New York                              121,700                     5  %

 Larry Geske
 #1 1st Ave S.
 Great Falls, Mt                                124,814                     5  %(b)(c)(d)

 Andrew Davidson                                 26,318                        *

 David Flitner                                    4,932                        *

 Thomas N. McGowen, Jr.                           4,773                        *

 G. Montgomery Mitchell                          13,220                        *

George Ruff                                       5,330                        *

Richard Schulte                                   4,703                        *

Dean South                                        1,145                        *

John C. Allen                                    16,227(c)(d)(e)               *

Edward Bernica                                   11,720(c)(d)(e)               *

Tim Good                                         20,289(c)(d)(e)               *

All Directors and Executive Officers as a group
        (16 in number)                           294,116                    28 %(c)(d)(e)

* Less than 5%.

(a) Shares shown as owned by Ian Davidson are owned in joint tenancy with rights of survivorship with his wife. Mr. and Mrs. Davidson have sole power to vote and to dispose of the shares.
(b) The shares total shown for Mr. Geske includes 6,000 shares owned by Mr. Geske's wife.
(c) The sums shown above also include allocated shares of the Employee Stock Ownership Plan in the following amounts respectively: for Mr. Geske 15,392, for Mr. Bernica 1,126, for Mr.Good 6,783 and 49,421 for all executive officers as a group (8 individuals).
(d) Amounts include stock options granted to the following, to Mr. Geske, options to purchase 10,000 shares of which 8,000 shares will be exercisable on the date of the annual meeting; to Mr. Bernica, options to purchase 9,820 of which 6,928 will be exercisable as of the date of the annual meeting; to Mr. Good options to purchase 4,000 shares of which 1,600 will be exercisable as of the date of the annual meeting. For the executive officers as a group 44,820 options have been granted, of which 30,028 will be exercisable at the date of the annual meeting.
(e) The Company also provides a match in the form of stock for 10% of employee contributions to the Company's Retirement Savings Plan (401k). The named officers beneficially own the respective amounts shown below with their respective account balances in that plan: Mr. Geske, 194; Mr. Bernica, 177; and Mr. Good, 184. For the group of named officers the total held in the Plan is 1,502.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file on these dates. Since the last annual meeting, Mr. Quast, Mr. Allen and Ms. Rice were all late in filing one form 4 each. The transactions requiring the filings have all been disclosed on form 5 for each of these individuals.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") reviews each salary adjustment for the Company's officers and recommends those adjustments to the full board. The Committee also provides recommendations to the full Board regarding contributions to the Company's Management Incentive Plan, the Company's Incentive Stock Option Plan, as well as the Employee Stock Ownership Plan (ESOP). It also provides recommendations regarding Director Compensation.

The Committee's objectives are as follows:

    1. The Committee seeks to attract and retain the necessary management talent to successfully lead the Company.

    2. The Committee believes it must provide a compensation package that is competitive in the marketplace with other comparable companies.

    3. The Committee encourages decision-making that enhances shareholder value. The Committee believes that this objective is met by linking executive pay to corporate performance.

The committee believes the various compensation plans it employs achieve the above stated objectives. The plans just referred to are summarized below.

Total Compensation for executive officers is determined by marketplace survey data, Company performance and individual performance. A control point and a salary range is established for each executive based on market information of companies in the gas utility industry. Each executive receives a base salary and annual incentive award which, when combined, place the executive within the salary range for the position. The amount of the incentive award varies based upon the Company's performance. Incentive awards have traditionally ranged from 12% to 50% of base salary. In 1999 the Compensation Committee approved a Long Term Incentive Plan that provided a total incentive pool of $600,000 for achievement of certain objectives measured by earnings per share and/or stock price.

Payments under the Plan would be made at the close of fiscal years 2000, 2001 and 2002 if the objectives of the Plan were achieved. No amounts have been paid out under this plan at the date of this writing since the objectives have not, as yet, been achieved. Compensation for the Chief Executive Officer is accomplished through a combination of annual incentive awards pursuant to the Company's Management Incentive Plan and a deferred cash incentive plan. The Management Incentive Plan provides for the payment of a cash bonus depending on two criteria, earnings per share relative to a predetermined target and achieving a predetermined Economic Value Added (EVA) goal. Incentives awarded under this plan increase as the Company's performance, as measured by these two criteria, improves. The deferred cash incentive plan (applicable only to the CEO) was approved by the Compensation committee effective July 1, 1995. The cash amount is calculated by a formula that is governed by the total return to the ENERGY WEST shareholder (dividends and stock price appreciation). It is designed to be equivalent to 3% of base compensation each year if the Company's growth in total return is commensurate with the total return growth of 7.93%, which was equivalent to the Standards and Poor's (S&P Utility) average growth over the five year period ending June 30, 1995.

The cash contributions calculated by that formula are deferred for three years from the year in which they are earned and paid out in that third year. If the CEO retires at or after age 65 he is entitled to the total cash balance existing in his deferral account at the time of his retirement. The plan, therefore, provides an incentive tied to increases in shareholder value. In September of 1999, the Company adopted a Change of Control Severance Plan that requires severance payments to employees whose employment is terminated as a result of a change of control. This plan covers executive officers as well as most other employees of the Company. The Plan requires payment of two weeks of base salary for every year of service with a minimum payment of three months and a maximum of one year of base salary for officers of the Company.

In September of 2000, the Board adopted a Retention Bonus Plan under which $1.5 million dollars was authorized by the Board of Directors for allocation by the CEO to key employees, including the executive officers who would be paid a cash incentive for continued employment if there is change of control of the Company. The CEO is eligible to receive a bonus of $225,000 and the executive officers are eligible to receive bonuses ranging from $30,000 to $225,000 in the event of a change of control.

MEMBERS OF THE COMPENSATION COMMITTEE:

Thomas N. McGowen, Jr., Chairman; David A. Flitner, George D. Ruff

The table following sets forth the cash compensation of the Chief Executive Officer and the executive officers of the Company earning compensation in excess of $100,000 in the fiscal year.

----------------------------------------------------------------------------------------------------------------------------
                                                      SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                          Long Term Compensation
----------------------------------------------------------------------------------------------------------------------------
                                                                            Securities        LTIP              All Other
    Name and Principal Position        Year      Salary        Bonus        Underlying        Payouts           Compensation
                                                                            Options
----------------------------------------------------------------------------------------------------------------------------
Larry D. Geske
 President & Chief Executive Officer   2000      117,122            0       10,000 (1)        13,475 (3)        16,854 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1999      114,967        9,518       10,000 (1)        20,851 (3)        18,774 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1998      109,970       40,596       10,000 (1)             0            13,158 (2)
----------------------------------------------------------------------------------------------------------------------------
Edward Bernica
 Chief Operating Officer and
 Chief Financial Officer               2000      104,836            0        9,820 (1)                          14,825 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1999       97,760        8,092       14,820 (1)                          18,414 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1998       90,801       36,787       10,000 (1)                          12,798 (2)
----------------------------------------------------------------------------------------------------------------------------
Tim Good
 Vice President of
 Natural Gas Division                  2000       94,041       11,936        4,000 (1)                          13,807 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1999       92,057       10,520        4,000 (1)                          14,105 (2)
----------------------------------------------------------------------------------------------------------------------------
                                       1998       90,801       11,302        3,600 (1)                          14,163 (2)
----------------------------------------------------------------------------------------------------------------------------

(1) Consists of stock options held at the end of the fiscal year; all such options are limited in the amount that can be exercised in the period. Of the 10,000 shares attributed to Mr. Geske 8,000, 6,000 and 4,000 were exercisable for the respective fiscal years 2000, 1999, and 1998 respectively. For Mr. Bernica, the options exercisable at the end of each fiscal year were 9,964, 7,000, and 6,000 respectively. For Mr. Good, the options exercisable at the end of each fiscal year were 800, 3,600 and 7,280 respectively.

(2) Includes amounts contributed to the Energy West Money Purchase Defined Contribution Plan on behalf of Mr. Geske in the following amounts for the fiscal years 2000, 1999 and 1998 of $12,663, $15,556 and $10,970 respectively; on behalf of Mr. Bernica, $11,293, $13,454 and $9,080 respectively; on behalf of Mr. Good $10,456, $10,754 and $10,138 respectively. With regard to the Energy West Employee Stock Ownership Plan, for those three fiscal years, Mr. Geske received the following contributions: $2,750, $4,485 and $3,195 respectively; Mr. Bernica received $2,453, $3,879 and $2,638 respectively; and Mr. Good received $2,271, $3,100 and $2,945 respectively. Contributions to that plan are expressed here in dollars but actual contributions to the plan are converted into stock. "Other Compensation" includes contributions made to the Energy West Cafeteria Plan for the three fiscal years for Mr. Geske in the amounts of $1,440 for each year and for Mssrs. Bernica and Good, the amounts were $1,080 in each year.

(3) Represents amounts received by Mr. Geske pursuant to the CEO Deferred Compensation Plan.

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to shareholders of ENERGY WEST Incorporated during the five year period ended June 30, 1999, as well as an overall stock market index (S&P 500 Index) and the peer group index (S&P Utility Index).

[OBJECT OMITTED]

                                                           LAST FISCAL YEAR-END OPTION VALUES
                                          Number of  Unexercised                 Value of  unexercised in the
                                        Options at  fiscal year-end            money options at fiscal year-end
 Name                                 (#) Exercisable/Unexerciseable            ($) Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Larry Geske                                     8,000/2,000                                       0/0
Edward  Bernica                                 9,820/3,892                                       0/0
Tim Good                                         4000/2,400                                       0/0
------------------------------------------------------------------------------------------------------------------

(1) All options currently outstanding are exercisable as follows: 20% in the year of grant, 40% the following year; 60% the next year; 80% the next year thereafter and 100% beginning with the fourth anniversary of the grant.

(2) The value is ascertained using the Black-Scholes valuation model including the following assumptions: market price of stock --9.187; exercise price of option--9.187; annualized risk free interest rate--6.33%; five year option term; a stock price volatility of .187 and an expected dividend yield of 5.15%.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Ernst & Young LLP, as independent public accountants for the Company, to examine the Company's financial statements for the current year ending June 30, 2001 and to perform other appropriate accounting services and recommends that the shareholders of the Company ratify that appointment. Ernst & Young LLP has served as the Company's independent accountants for more than thirty years, including fiscal years ended June 30, 2000, 1999 and 1998 and have no relationship with the Company other than that arising from their employment as independent public accountants. While representatives of Ernst & Young LLP will not be available to make a statement or answer questions at the meeting, the Company will, upon request, forward any shareholder inquiries to Ernst & Young LLP and forward responses thereto to interested shareholders subsequent to the meeting.

It is intended that the proxies will be voted for the ratification of the appointment of such firm unless otherwise indicated. If the appointment is not ratified by shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

                      THE BOARD OF DIRECTORS OF THE COMPANY
       RECOMMENDS APPROVAL OF THE SELECTION OF ERNST AND YOUNG AS AUDITORS
                              FOR FISCAL YEAR 2001.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

In order for proposals for stockholders to be considered for inclusion in the proxy statement for the 2000 Annual Meeting of Shareholders of ENERGY WEST, such proposals must be received by the Secretary of ENERGY WEST before July 12, 2001.

          YOUR IMMEDIATE ATTENTION TO COMPLETING AND MAILING THIS PROXY
                          WILL BE GREATLY APPRECIATED.

Dated: November 20, 2000
By Order of the Board of Directors, Great Falls, Montana

John C. Allen, Corporate Secretary (406) 791-7503

                                      PROXY
                            ENERGY WEST INCORPORATED

Proxy for the Annual Meeting to be held December 12, 2000 at 11:00 A.M., M.S.T in the Missouri Room of the Great Falls Civic Center in Great Falls, Montana. Larry D. Geske, Thomas N. McGowen, Jr. and G. Montgomery Mitchell or any of them with full power of substitution, are hereby authorized to represent and to vote the stock of the undersigned at the Annual Meeting of the shareholders of ENERGY WEST on December 12, 2000 and any adjournments thereof, upon the matters set forth below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.

1. To elect eight Directors for a term of one year beginning with this annual meeting to be held December 12, 2000, and ending with the 2001 annual meeting to be held in November 2001.

    The Nominees are as follows:
    Andrew Davidson, David A. Flitner, Larry D. Geske, Thomas N. McGowen Jr.,
    G. Montgomery Mitchell, George D. Ruff, Dean South and Richard J. Schulte. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                                            FOR THE SLATE AS PROPOSED       ____
                                            AGAINST THE SLATE AS PROPOSED   ____

                                            Withheld for _______________________

2.  To ratify the appointment of Ernst & Young, LLP as auditors.    FOR     ____
                                                                    AGAINST ____
                                                                    ABSTAIN ____

3.  To transact such other business as may properly come before the meeting or
    any adjournment or postponement thereof.                            FOR ____
                                                                    AGAINST ____
                                                                    ABSTAIN ____

This proxy is solicited by the Board of Directors of the Corporation. The Proxy will be voted in the manner directed hereon. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3. PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                       Dated:  ___________________, 2000

                                       Signatures:

                                       -----------------------------------------

                                       -----------------------------------------

Where shares are jointly held, each holder should sign. Executors, administrators, trustees and guardians should give full title as such. If signer is a corporation, please sign the full corporate name by an authorized officer.

          PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE